ANNEXURE-1

भारतीय गैर न्यायिक

भारत INDIA

रु. 500 FIVE HUNDRED RUPEES

पाँच सौ रुपये Rs. 500

सत्यमेव जयते

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA ◑ 2022 ◑ BP 770250

Sub-Treasury Office Vasai

Sub-Treasury Officer, Vasai.

12 AUG 2022

Sub-Treasury Officer, Vasai.

12/08/22

18 AUG 2022

NOTARY
NIMISH G. PANDYA
GREATER MUMBAI
REGD. NO. 612
GOVT. OF MAHARASHTRA

AGREEMENT FOR ACQUISITION

THIS AGREEMENT FOR ACQUISITION (hereinafter referred to as this **"AGREEMENT"**) is made this 11th day of August 2022 (**"Effective Date"**) in Hyderabad and entered into:

BY AND BETWEEN:

Mr. Palle Srinivas an individual residing at _H No-3-4-6, Patel Pura, Siddipet, Medak, Telangana-502103 (hereinafter referred to as the "Mr. Srinivas " which expression shall unless repugnant to the context or meaning thereof, mean and include its successors and assigns), of the First Part.

LYTUS TECHNOLOGIES PRIVATE LIMITED

REACHNET CABLE SERVICES PVT. LTD.

SRI SAI CABLE & BROADBAND PVT. LTD. SIDDIPET

P. Sunitha

REACHNET CABLE SERVICES PVT. LTD.

MrsPalle Sunitha, an individual residing at H No-3-4-6, Patel Pura, Siddipet, Medak, Telangana-502103 (hereinafter referred to as the "Mrs Sunitha" which expression shall unless repugnant to the context or meaning thereof, mean and include its successors and assigns), of the Second Part.

AND

SRI SAI CABLE AND BROAD BAND PRIVATE LIMITED, a company, incorporated under the Companies Act, 2013 and having PAN No. ABACS3187N and having its registered office at H.No- 18-81/1, 4th Floor, Sai Nilayam Housing Board Colony SIDDIPET Medak TG 502103 IN (hereinafter referred to as the "**Company**" which expression shall unless repugnant to the context or meaning thereof, mean and include its successors and assigns), of the Third Part.

AND

Reachnet Cable Services Private Limited having its registered office at Crescent Towers, 1st Floor, 229, A. J. C Bose Road, Kolkata, India 700020 (hereinafter referred to as the "**Purchaser**" which expression shall unless repugnant to the context or meaning thereof, mean and include its successors and permitted assigns), of the **Other Part;**

Mr.Srinivas and Mrs. Sunitha shall collectively be referred to as the "**Seller/ Sellers**".

RECITALS:

A. The Company is a Multi Service Operator ("MSO") and has cable business in Telangana, Andhra, Maharastra and Kerala ("Territory") holding a valid Provisional License No. No.9/24/2019 dated 04/02/2019

dated 04-02-2019.

B. The Sellers are the shareholders of the Company having business of providing cable and internet services in the name of Sri Sai Cable And Broad Band Private Limited majorly in areas of Andhra Pradesh and Telangana (**"Business"**).

C. The Sellers also have Internet Service Provider ("ISP") License in the name of SRI SAI COMMUNICATION AND INTERNET PRIVATE LIMITED ("SSCI") with operations in Andhra Pradesh and Telangana.

D. The current shareholding pattern of the Company is detailed in **Annexure -1** of this Agreement.

D. The total paid up capital of the Company is Rs.204500/- divided into 20450 equity Shares of the face value of Rs. 10/-per share.

E. The Seller is desirous of selling their 51% equity in the Company and the Purchaser is desirous of purchasing 51% shareholding and further the Sellers will make SSCI, the Company's wholly owned subsidiary, subject to such terms and conditions given

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

LYTUS TECHNOLOGIES PRIVATE LIMITED

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

REACHNET CABLE SERVICES PVT. LTD.

P. Sunitha

hereunder (hereinafter referred to as the **"Sale Shares/Transaction"**).

F. The Purchaser has agreed to purchase and the Seller has agreed to sell the Sale Shares including transferring and assigning all its rights, title, interest, voting powers whatsoever in the Business to the Purchaser subject to such terms and conditions;

G. The parties agree that the obligation of the Purchaser to purchase the Sale Shares as contemplated hereby is at the option of the Purchaser's Board of Directors' approval and subject to complete satisfaction of the conditions precedent set forth below (to the satisfaction of the Purchaser's counsel). Shares or investments or profit sharing arrangement in the operating subsidiaries / joint venture / associates or others related to business and operations shall also be transferred along with the said Transaction.

The Parties now wish to record the terms and conditions of their mutual understandings in respect of this Transaction.

NOTARY
REGD. NO. 612
GREATER MUMBAI
GOVT. OF MAHARASHTRA

LYTUS TECHNOLOGIES PRIVATE LIMITED

SRI SAI CABLE & BROAD BAND PVT. LTD.
SIDDIPET

REACH NET CABLE SERVICES PVT. LTD.

P.sunitha

IT IS NOW THUS AGREED BY AND BETWEEN THE PARTIES AS UNDER:

1. **DEFINITIONS AND INTERPRETATION**

Capitalized terms used and not otherwise defined in this AGREEMENT or its Schedules have the meanings set forth below:

In this AGREEMENT, unless the context otherwise, requires, the following terms shall have the same meaning as set out against them:

"AGREEMENT" shall mean this Agreement including all its Annexures;

"BUSINESS" means the MSO business of providing satellite channels to viewers/subscribers, LCO and to provide Cable TV services to customers and businesses along with internet services provided by the Company and SSCI.

"CLOSING" means the First and Second Closing as described in clause 5.2 of this Agreement and/or any other extended date to the First and Second Closing Date as may be decided by the Purchaser and communicated to the Seller in writing.

"EFFECTIVE DATE" means the date of execution of this Agreement as mentioned above.

"FIRST CLOSING" means the first closing dates and events as decided by parties in clause 5.1-5.3.

"SECOND CLOSING" means the second closing dates and events as decided by parties in clause 5.2.

"RUPEES" or the term **"Rs."** refers to the Indian rupees being the currency of India;

"WARRANTOR" shall mean the Seller(s) and the Company.

2. SALE & PURCHASE

Upon the terms and subject to the conditions set forth in this Agreement, in consideration of the mutual rights and obligations of the Parties hereunder, the Purchaser agrees to purchase and acquire from the Sellers, the Sale Shares amounting to 51% shareholding in the Company as provided in Annexure 1 and the Seller agrees to sell the Sale Shares as above and undertakes to transfer the Sale Shares to the Purchaser before the end of Second Closing as per Clause 5.2.

3. CONSIDERATION

3.1 The consideration (the **"Purchase Consideration"**) for acquiring Sale Shares amounting to 51% shareholding in the Company shall be Rs.

200,000,000/- (Rupees Twenty crores) to be paid under two Closings – First and Second upon fulfillment of the condition precedents.

3.2 The Purchase Consideration is determined on the basis of the following representations given by the Sellers to the Purchaser:

a. The Company has existing 901000 subscribers and the Sellers shall seed/ connect -------- subscribers with the Company within next Eight months from the signing of this Agreement.

b. The Sellers undertakes to deliver and maintain the said subscriber count till the Second/Second Closing of the entire Transaction.

c. The Sellers undertakes to fulfill the condition precedents to the satisfaction of the Purchaser before the Closing unless waived in writing by the Purchaser at or prior to the Closing.

3.3 The Purchase Consideration is proposed on the basis of Sellers various representations, warranties and indemnities including the abovementioned and as mentioned in clause _______.

3.4 The Purchase Consideration may vary and adjustments may be made according to any variance in EBITDA, or any variance/ conflicts in various representations and warranties offered by the Seller and the Company and only after complete satisfaction of the condition precedents as mentioned hereinafter.

4 SELLER(S)/ COMPANY'S CONDITIONS PRECEDENT BEFORE CLOSING

4.1 The sale and acquisition of Sale Shares in pursuant to this Agreement is in all respects conditional on the fulfillment of the conditions precedents (the **"Conditions Precedent"**) set out:

i) The completion of the legal, financial and technical due diligence in respect of the Business and Assets and Capital the Company to the satisfaction of Purchaser for which the Company and Sellers shall extend all necessary assistance and co-operationThe Seller shall provide to the Purchaser all accounting documents in IFRS format to complete the due diligence process within the time frame prescribed by the Purchaser.

ii) The Seller shall obtain a No Objection Certificate from its Creditors, if any, certifying that the Assets and Equity Shares being transferred on the Second Closing and in terms of this Agreement is free from all encumbrances and charges on or before the Second Closing;

P. sunitha

iii) The Seller or the Company (as the case may be) will have obtained all necessary consents, waivers and no-objections in writing from any Person as may be required under any Applicable Law or contract or Articles of Association or otherwise for the execution, delivery and performance of the Transaction, including without limitation, Consents, waivers and no-objections.

NOTARY
NIMISH G. PANDYA
GREATER MUMBAI
REGD. NO. 612
GOVT. OF MAHARASHTRA

iv) The Company/ Sellers shall obtain all regulatory approvals including DIPP or FDI wherever applicable at its costs.

v) The management as well as the statutory auditor of the Company shall certify the following:

- Month-wise Total Number of Active Subscribers for the last 24 months

- Month-wise Average ARPU (Average Revenue Per User) for the last 24 months

- Month-wise Total Subscriber Revenue, including revenue from Broadcaster's such as Carriage Fee, Incentive, Placement fee, Marketing fee, Advertising revenue, Set-top box (STBs) installation, rental income from lease of fiber assets etc. for the last 12 (Twelve) months

- Total Fiber Optic cable (owned, co-owned and leased, whether lighted or otherwise laid and unlighted) of 5000 kms as on the date of signing this agreement

- List out all Purchase Orders of Set Top Boxes placed till date and documents of receipt of STB's over the past 24 months as well as details of inventory

REACHNET CABLE SERVICES PVT. LTD.

SRISAI CABLE & BROADBAND PVT. LTD. SIDDIPET

P. Smitha

UTTARA TECHNOLOGIES PRIVATE LIMITED

REACHNET CABLE SERVICES PVT. LTD.

of STB imported/purchased locally, prior to 24 months period.

- List of Trade Distributors and the agreements signed with them

- Furnish copies of agreements signed with LCO (both standard and otherwise) as per TRAI regulations

- Agreements signed with Conditional Access System "**CAS**" vendors and details of CAS keys and for Subscriber Management System "**SMS**" services

- CAS & SMS dump for last six months from the Effective Date.

- Details of all Litigations with trade partners, trade vendors and Broadcasters or any other legal disputes in regards to the Business

- Notices received from IT, GST , Competitors, Creditors, Clients, Customers, Vendors, etc in regards to the Business;

- The details of all the CAS servers and SMSs used to operate the business

iv) The Company and all Directors and Shareholders will execute an agreement for non-compete and non-solicitation of employees and LCO, etc. for continued business relationship, such that the business of the Company is not adversely affected by the Sellers, Share Holders or their relative's actions.

v) Sellers / Company hereby undertake not to directly or indirectly either through itself or through body corporate or through its promoters, associates, affiliates, relatives, friends,

related parties or by any other similar nomenclature etc carry out such activities / do such things / deeds detrimental to the Purchaser.

vi) The Company providing its updated Annual Report for past two years as well Balance/sheet for the last 3 years, along with the complete list of assets, liabilities, bad debts, creditors, debtors, Subscriber Management System data and active subscribers details and such other information relating to the Business of as may be required by Purchaser. The active subscribers should be substantiated with actively encrypted set-top boxes on an on-going basis for at least 15 months. Further, dump from the SMS and CAS for the number of subscribers would be provided by the Company.

vii) The Company providing month-wise subscriber for the period AUGUST 2021 to JULY 2022 month-wise revenue for the period AUGUST 2021 to JULY 2022, classified as subscription fee, advertising fee, installation fee or any other name used for income from operating revenue. Certificate from management and external consultant in respect of verified data from the SMS and CAS and also revenue from Broadcaster's such as Carriage Fee, Incentive, Placement fee, Marketing fee along with the relevant agreements

viii) The Company obtaining necessary approval of the draft Business Transfer Agreement or Asset Transfer Agreement or Share Purchase Agreement and Service

Agreement subject to such modifications and additions as may be mutually agreed between the parties;

ix) No event shall have occurred prior or subsequent to the Effective Date until Second Closing which may reasonably be said to have or can reasonably be said to cause a material adverse effect on the Business or Subscribers or Assets of the Company.

x) The Sellers agree that the Purchaser or its nominee is entitled to consolidate the accounts of the Company with effect from 1st April 2022.

4.2 Either Party may waive, only upon mutual understanding, in whole or in part, and conditionally or unconditionally, prior to the Closing any Condition Precedent, which it is not responsible for satisfying, by giving written notice to the other Party to this effect.

5. **FIRST AND SECOND CLOSING**

On the First Closing Date:

5.1 (i) On the First Closing Date which will be seven days from the Effective Date of this Agreement, the Purchaser shall (i) remit Rs. 50,000,000/- (Rupees Five crores only) of the Purchase Consideration by way of wire transfer to the Designated Bank Accounts of Sellers and the Sellers and the Company undertakes to cooperate in the legal, technical and financial due diligence of the Company (ii)The Sellers shall further

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

LYTUS TECHNOLOGIES PRIVATE LIMITED

REACHNET CABLE SERVICES PVT. LTD.

SRI SAI CABLE & BROADBAND PVT. LTD. SIDDIPET

REACHNET CABLE SERVICES PVT. LTD.

P. Sunitha

continue to hold the shares certificates of the Company in trust pending completion of the Sale Shares/Transaction.

On The Second Closing Date:

5.2 (i) On or before the Second Closing Date which will be 31st August 2022/ 15th Sept 2022 months from the Effective Date, or after satisfactory completion of the conditions precedents (including completion of the due diligence), signing of the Shareholders Agreement and Management Agreement with Performance Incentive, whichever is later, the Purchaser shall remit the balance cash component of the Purchase Consideration Rs. 15,00,00,000/- (Rupees Fifteen crores) by way of wire transfer to the Designated Bank Accounts of the Sellers.

(ii) On or before the completion of the Second Closing the Sellers shall (i) execute Share holders Agreement (SHA) and such other Agreements notified by the Purchaser (ii) execute Management Agreement with Performance Incentive and (iii) initiate the process of transfer and deliver complete Share certificates of the Sale Shares in the name of the Purchaser and/or his nominee.

(iii) The salient terms of Management Agreement with Performance Incentive is that in case the Company achieves an EBIDTA of more than 35 crores for the Financial Year 22-23 then the Purchaser

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

P. sunitha

REACHNET CABLE SERVICES PVT. LTD.

agrees to grant a performance linked incentive of Rs. 18 crore to be paid in the form of cash to the Sellers.

5.5 On the Second Closing Date the Sellers will cause the Company to convene a meeting of the Board to adopt the necessary resolutions for the following:

(i) approving and taking on record the transfer of the Sale Shares from the Sellers to the Purchaser;

(ii) entering Purchaser/ nominees name in the register of members of the Company as the owner of Sale Shares;

(iii) authorizing necessary changes to the register of members and the register of share transfers of the Company with respect to: (A) the sale and purchase of the Sale Shares; (B) providing a certified true copy of such registers to the Purchaser;

(iv) Resignation of Sellers or their nominee directors and appointment of new directors designated by the Purchaser on the Board (**"Purchaser Directors"**) such that the ratio shall always be 3:2 wherein majority directors will always be Purchaser Directors.

5.3 As per the terms and conditions of the provisional License in the name of the Company, the Company through its erstwhile board member will inform the regulatory authority or the Ministry, to make the compliance of the clause 4 (x) of the provisional license dated 04-02-2019 issued to the Company and

inform all the regulatory and statutory bodies of the change in shareholders, shareholding pattern and the appointment of the Purchaser Directors.

5.4 The Sellers will cause the Company to convene at a shorter notice, an extraordinary general meeting, of the Company to: (a) adopt the Amended and Restated Charter Documents Memorandum/Article of Association and the First Business Plan; (b) to confirm and regularise the appointment of the Purchaser Directors and resignation of the Sellers Directors (c) such other necessary resolution, authorizing the Director(s) or the company secretary to make filings in this regard with the relevant ROC.

5.5 Purchaser shall not be liable for any past accruing, contingent or fixed liabilities of any kind whatsoever pertaining to the Company or the Seller arising on or prior to the Second Closing. After the Second Closing if there are any undisclosed liabilities of any kind pertaining to the Company or the Seller including but not limited to pending statutory dues, actions or claims discovered by the Purchaser, then it will be the sole responsibility of the Sellers to clear such liabilities. Further, in case the Purchaser has made either full or partial consideration payments thereof to the Seller, the Purchaser may at its own discretion adjust the balance purchase consideration payments or deduct from the Seller's Purchase Consideration in lieu of clearing the pending liabilities as aforesaid.

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

REACHNET CABLE SERVICES PVT. LTD.

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

LYTUS TECHNOLOGIES PRIVATE LIMITED

P. Smitha

REACHNET CABLE SERVICES PVT. LTD.

NOTARY
NIMISH G. PANDYA
GREATER MUMBAI
REGD. NO. 612
GOVT. OF MAHARASHTRA

6. “NON COMPETE”

The Seller and the Company either through itself or through its shareholders, partners, promoters, associates, affiliates or related parties or by any other similar nomenclature agrees not to directly or indirectly invest, engage/support/ associate/ compete, whether as promoter, proprietor, partner, shareholder, investor, or similar other capacity in the territory with the business of Purchaser and shall further not canvass, solicit or endeavor to entice away the subscribers of Purchaser or seed its own STBs in the territory or replace/ poach STBs of Purchaser or provide any cable services or any of its allied services which is same or similar to Purchaser. The Seller discloses that it has an arrangement in Kerela with a JV Partner for ISP business under the name of Kings Broadband Pvt. Ltd. doing same/ similar business and which will eventually become part of the Purchaser’s business on mutually agreed terms. The Sellers will not compete in any other State without the Purchaser’s written consent except the State of Kerala as disclosed herein by the Sellers. .

7. INFUSION OF FUNDS:

7.1 The Purchaser shall upon successful completion of the condition precedents as mentioned above, further infuse funds of Rs. 60 crores in the Company over a period of two years.

Sr. No.	Funds (in INR)	Period of Infusion
1.	INR 33 crores	End of 31st October 2022
2.	INR 27 crores	End of 30th May 2023
Total INR 60 crores		

LYTUS TECHNOLOGIES PRIVATE LIMITED

REACHNET CABLE SERVICES PVT. LTD.

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

P. sunitha

REACHNET CABLE SERVICES PVT. LTD.

7.2 The funds infused by the Purchaser shall be in the form of redeemable preference shares with a coupon rate of 0.005% and redeemed at the expiry of 20 years at the option of the Purchaser.

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

8. REPRESENTATION, WARRANTIES, INDEMNITIES AND COVENANTS BY THE COMPANY & SELLER(S)

8.1 Warrantor represents and warrants to Purchaser that the representations and warranties as set out below are true and accurate on the date of execution of this Agreement till the Second Closing.

8.2 Warrantor represents and warrants to Purchaser that the assets shown in the Audited Balance Sheet for the year ending 31 March 2022 as correct and the right representation of the Company. If the active subscriber base, earnings before interest, taxes, depreciation, and amortization (EBITDA) or infrastructure is written off, or impaired or reduced or diminished, the Warrantor shall indemnify the Purchaser to the extent of the written off, impairment or reduction occurring. This indemnity shall be valid for the items in total asset as appearing in the audited balance sheet and shall be valid for 2 years from the signing date.

8.3 Warrantor further indemnifies Purchaser for any liabilities, losses, expenses, unrecorded payables which occur after the signing date, but pertain to the period

REACHNET CABLE SERVICES PVT. LTD. SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET LYTUS TECHNOLOGIES PRIVATE LIMITED REACHNET CABLE SERVICES PVT. LTD.

P. Swetha

prior to the signing date. Any pending litigation as on the signing date of this Agreement or any future litigation that is pertaining to the period prior to the signing date would also be indemnified by the Warrantor to Purchaser.

8.4 **Organization and Standing of the Warrantor**

The Company and Seller has full powers and absolute authority to carry on the Business as now conducted by it and to own and transfer the Business, and to enter into and perform this Agreement in accordance with the terms and conditions herein contained.

8.5 **Authorization of Transaction**

This Agreement and each document executed in connection with this Agreement constitute or will when executed constitute the valid and legally binding obligations of the Warrantor, enforceable in accordance with their terms and conditions.

8.6 **Validity of Agreement**

This Agreement is valid and legally binding upon the Company and the Seller and enforceable in accordance with its terms and neither the execution of this Agreement by it nor the performance by it of the various terms and provisions hereof shall violate the Shareholder's Agreements, Principal Deed read with Supplemental Deeds of the Company, or any document or other Agreement to which it is a party or by which it is bound. In the event of any conflict between this Agreement and any other deeds/

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

LYTUS TECHNOLOGIES PRIVATE LIMITED

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

REACHNET CABLE SERVICES PVT. LTD.

P. Smitha

Agreement or contract, then the terms of this Agreement shall prevail.

The Parties are bound by the clauses including the rights and the obligations to sell the shares and to pay the consideration subject to the terms and conditions of this Agreement.

8.7 **Non-Contravention**

The execution and the delivery of this Agreement and each document required to implement this Agreement will not violate any statute, regulation, judgment or other restrictions imposed by any government, governmental agency, authority, body or court to which the Company is subject, or any provision of its indenture or Agreement with any creditor of the Company.

8.8 **No Material Claims or litigation**

There are no material claims or litigation from third parties, pending or threatened relating to any services provided by Seller and the Company in relation to the Business or Assets or which may affect the Business or its Assets.

8.9 **No other Contract**

The Company or Seller has made no other contract to sell, mortgage or otherwise dispose of or encumber any of the assets or capital portion comprised in the Business of the Company.

8.10 **Litigation**

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

SRI SAI CABLE & BROADBAND PVT. LTD. SIDDIPET

REACHNET CABLE SERVICES PVT. LTD.

P. Smitha

There are no actions, suits, proceedings or investigations, (whether or not on behalf of the Company) pending or, to the knowledge of the Warrantor threatened against or affecting the Business before or by any court, tribunal or arbitrator or government board, agency or instrumentality, domestic or foreign with regard to the Business. The Company and the Seller hereby share (in writing) all the cases - legal, financial, civil, criminal, etc., which pertains to the said Business /conduct of Business, so that the Purchaser is aware of them and hereby indemnifies Purchaser from any liability, whether legal or financial.

8.11 **Taxes**

i. There are no tax liabilities outstanding under the applicable legislations, and the Company has paid all taxes due and payable under the applicable laws and has filed all the returns required to be filed up to date and the tax returns are true, correct, complete and in accordance with the applicable laws.

ii. No audit, investigation, scrutiny or other proceeding by any court, governmental or regulatory authority, or similar person is pending or threatened with respect to any taxes due from or with respect to the Company. No assessment of tax is proposed against any of the the Company's assets.

8.12 **Permits, Licenses, etc.**

The Company has all the permits, licenses, approvals, certificates or authorizations of any national, state, territorial, or local governmental or regulatory body to carry on the Business and all the licenses, permit are and shall continue to be in full force and effect. No action or claim is threatened or contemplated to revoke, suspend, modify, alter, amend, or terminate any of the permits, or to declare them invalid in any respect.

8.13 **Indemnification**

Seller and the Company shall indemnify and hold the Purchaser harmless from and against, and shall pay to Purchaser the full amount of any loss, claim, damage, liability or expense (including reasonable attorney's fees and other dispute resolution costs) resulting to Purchaser either directly or indirectly, from;

i. Any inaccuracy in any representation or warranty or any breach of any covenant or Agreement by Seller and the Company affecting the Business or the Purchaser; and

ii. Seller and the Company acknowledges that failure to fully comply with any of the Conditions Precedent and/ or honour the indemnification provisions shall constitute a material breach of this Agreement.

iii. Seller and the Company hereby indemnify the Purchaser, its Directors and employees from any action which may have occurred

during the conduct of business, prior to the Second Closing.

9. REPRESENTATIONS AND WARRANTIES OF PURCHASER

9.1 Organization and standing

Purchaser is a private limited company duly organized, validly existing and in good standing under the laws of India, with full corporate power to enter into and perform this Agreement.

9.2 Purchaser's Authority

This Agreement is being executed by officers of Purchaser duly authorized by its board of directors to enter into it and no further corporate authority is necessary for the execution of this Agreement and the consummation of the transactions provided for herein.

9.3 Validity of Agreement

This Agreement is valid and legally binding upon Purchaser and enforceable in accordance with its terms and neither the execution of this Agreement by it nor the performance by it of the various terms and provisions hereof shall violate the memorandum of association or the articles of association of Purchaser, or any document or other Agreement to which it is a party or by which it is bound.

10. TERMINATION AND CONSEQUENCES OF TERMINATION

i) In the event of any breach of any of the terms and conditions of this Agreement by the Company or Seller or non-fulfillment of the condition precedents by the Seller/ Company, then Purchaser has the option to either cause the Company or Seller to remedy the breach within such time period as it may prescribe, failing which Purchaser shall have the option to terminate this Agreement by giving 30 (thirty) days notice in writing. Upon termination for any cause, the Sellers respectively shall refund within 30 (thirty) days from the date of termination notice any advance or partial consideration amount paid to it against the Sale Shares during any Closing as per above and thereafter no party shall have any claim against the other party under this Agreement. In the event that the Sellers fails to pay/refund the amounts paid by the Purchaser to it within 30 (thirty) days, the default party shall pay interest @ 18% P.A on such pending payment.

ii) In the event that the Company or Seller has fulfilled all its terms and conditions under this Agreement and the Purchaser does not pay amount due as per above, then in that event, the Seller shall cause the Purchaser to remedy the breach within 30 (thirty) days time period as it may prescribe, failing which the Sellers shall have the option to terminate

this Agreement by giving further 30 (thirty) days notice in writing to terminate this Agreement.

Unless a termination notice is given as aforesaid, the terms of this Agreement is legal, binding and enforceable against each other.

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

11. COST/STAMP DUTY

All costs in connection with the negotiation and preparation, of this Agreement or any Agreement incidental to this Agreement will be borne by the Parties individually.

12. ARBITRATION

In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or any related Agreement or Agreement between the Parties, or the construction, breach, enforcement or termination or invalidity of this Agreement, or any related Agreement, shall be settled by arbitration in Mumbai by a sole arbitrator appointed in accordance with the Arbitration and Conciliation Act, 1996 (as amended) by Arbitrator/s to be appointed by both the Parties mutually and award made in pursuance thereof shall be binding on the Parties. The Arbitration shall be conducted in English Language at Mumbai Only.

LYTUS TECHNOLOGIES PRIVATE LIMITED

REACHNET CABLE SERVICES PVT. LTD.

13. HEADINGS

The headings of the Articles and the paragraphs of this Agreement are inserted for convenience only and

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

P. sunitha

REACHNET CABLE SERVICES PVT. LTD.

shall not affect the construction of the terms of this Agreement.

14. AMENDMENTS IN WRITING

No modifications or amendment of this Agreement and no waiver of the terms or conditions hereto shall be binding unless made specifically in writing duly executed by the authorized representative of the Parties.

15. SEVERABILITY

If any term of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remainder of this Agreement shall not in any way be affected or impaired and a suitable provision shall be negotiated and incorporated in this Agreement to preserve as near as possible the original intent of this Agreement.

16. WAIVER

No forbearance, indulgence or relaxation of any Party at any time to require performance of any provision of this Agreement shall in any way affect, diminish or prejudice the right of such Party to require performance of the same provision and any waiver or acquiescence by any Party of any breach of any provision of this Agreement shall not be construed as a waiver or acquiescence of any continuing or succeeding breach of such provisions, or a waiver of any right under or arising out of this Agreement or acquiescence to or recognition of rights and/or

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

REACHNET CABLE SERVICES PVT. LTD.

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

LYTUS TECHNOLOGIES PRIVATE LIMITED

P. Sanitha

position other than as expressly stipulated in this Agreement.

17. NOTICES

Any notice or other communications required or permitted hereunder to any party shall be in writing and shall be sufficiently given if personally delivered or sent by first class mail, postage prepaid or transmitted by e-mail, telex, telecopier (with confirming copy sent by airmail) or other form of recorded communication at the address mentioned below:

M/s Sri Sai Cable and Broadband Private Limited:

-Address is as mentioned above

-Attention: Mr. Palle Srinivas

-Email: pallesrinivas5029@gmail.com

Mr. Jayanta Kumar Pani

-Address as mentioned above

-Email:jkpani18@gmail.com

Purchaser

-Address as mentioned above

-Attention:

-eMail:

Such notices and other communication duly given shall be deemed to be effective if given by personal delivery, upon such delivery; or if sent by registered

mail, upon receipt of acknowledgement of delivery. Any change in the address or email of any Party shall be given in the same manner provided for in this Section.

18. **AMENDMENTS**

No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing and signed by the Party, which would be affected by such a variation.

19. **GOVERNING LAW**

This Agreement is made under and shall be governed by and construed for all purposes in accordance with the applicable and prevailing laws of India. The courts in Mumbai only shall have exclusive jurisdiction for the purposes of this Agreement.

20. **FORCE MAJEURE**

The parties shall be liable for any delay or failure to perform its obligations unless such failure or delay is due to a Force Majeure event which term shall mean and include any event outside parties' reasonable control such as: act of God, epidemics, pandemics, lockdowns, COVID-19, earthquakes, insurrection of civil disorder, war or military operations, national or local emergency, change in laws, or order of judiciary, fire, lightening, explosion, flood, high winds and extremely bad weather condition. The parties shall notify each other in writing as soon as practicable of any anticipated delay due to Force Majeure Event.

The performance of the parties' obligations under this Agreement shall be suspended for the period of the delay due to Force Majeure Event. The parties may upon giving forty five (45) days prior written notice to terminate this Agreement if such Force Majeure Event continues for more than thirty (30) consecutive days.

In the event of termination of this Agreement on invocation of Force Majeure, the Company and the Seller shall refund any consideration amounts paid to it as per above within 30 (thirty) days from the date of termination notice, failing which they agree to pay an interest @18% p.a on the balance amount and once fully repaid. thereafter no party shall have any claim against the other party under this Agreement.

21. CONFIDENTIALITY

Neither Party shall disclose to any third party any Confidential information, which term shall mean and include any and all financial, technical, and/or business information relating to disclosing Party, such as information relating to disclosing party's technologies, clients, customers, methods, ideas, concept, software, trade secrets or other intellectual property rights, formulations, data, know how, designs, inventions, discoveries, processes, and any sales, financial, contractual and marketing information and any information of a confidential nature and concerning products or services, without obtaining

prior written consent of the other Party in this regard until and unless such information is into public domain, otherwise than as a result of direct or indirect disclosure by the disclosing Party, or strictly to the extent is required to disclose the same in compliance with any law, order or regulation applicable to disclosing Party.

IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN SIGNED BY ALL THE PARTIES AS OF THE DATE FIRST HEREINABOVE WRITTEN.

SIGNED SEALED AND DELIVERED

by the within named "Seller"

1. **Mr. Palle Srinivas**

2. **Mrs Palle Sunitha**

in the presence of witness:

Mr.Bhaskar Goud Kurelli

SIGNED SEALED AND DELIVERED

by the within named "Purchaser"

M/S Reachnet Cable Services Private Limited

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

through its Authorized Representative

REACHNET CABLE SERVICES PVT. LTD.

Mr. Pravin Sonawala

Director

in the presence of witness:

SIGNED SEALED AND DELIVERED

by the within named " **SRI SAI CABLE AND BROADBAND PRIVATE LIMITED**

through its Authorized Representative

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

Mr Palle Srinivas

Director

in the presence of witness:

Mr. BHASKAR GOUD KURELLI

21/8/22

LYTUS TECHNOLOGIES PRIVATE LIMITED

REACHNET CABLE SERVICES PVT. LTD.

Annexure – 1 (Current Shareholding Pattern)

Sr. No.	Name of Shareholders	No.of Shares	Shareholding(%)
1.	Palle Srinivas	10225	50
2.	Palle Sunitha	10225	50

NOTARY NIMISH G. PANDYA GREATER MUMBAI REGD. NO. 612 GOVT. OF MAHARASHTRA

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

P. Sunitha

REACHNET CABLE SERVICES PVT. LTD.

REACHNET CABLE SERVICES PVT. LTD.

LYTUS TECHNOLOGIES PRIVATE LIMITED

ADENDUM TO THE AGREEMENT FOR ACQUISITION DATED 11TH AUGUST 2022

We at SSCBPL also have Internet Service Provider ("ISP") License in the name of SRI SAI COMMUNICATION AND INTERNET PRIVATE LIMITED ("SSCI") with operations in Andhra Pradesh and Telangana.

SSCIPL, even though it is a sister concern of SSCBPL, SSCIPL has got different partners with different investments. Hence, it has to be dealt separately with separate commercial proposals.

SSCIPL will merge its internet business into SSCBPL after getting approvals from all the partners of SSCIPL.

SIGNATURES OF ALL PARTIES

DATE: 11-8-2022